MONTHLY SERIES 1999-C CERTIFICATEHOLDERS' STATEMENT
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                                 Series 1999-C

                      BANK OF AMERICA NATIONAL ASSOCIATION
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                          BA MASTER CREDIT CARD TRUST
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The information which is required to be prepared with respect to the
Distribution Date of September 15, 1999, and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.	Information Regarding the Current Monthly Distribution (Stated on the Basis
   of $1,000 Original Certificate Principal Amount)

 1.	The amount of the current monthly distribution in respect of Class A Monthly
    Principal		$	0.00000

 2.	The amount of the current monthly distribution in respect of Class B Monthly
    Principal		$	0.00000

 3.	The amount of the current monthly distribution in respect of Collateral
    Monthly Principal		$	0.00000

 4.	The amount of the current monthly distribution in respect of Class A Monthly
    Interest		$	7.46479

 5.	The amount of the current monthly distribution in respect of Class A
    Deficiency Amounts		$	0.00000

 6.	The amount of the current monthly distribution in respect of Class A
    Additional Interest		$	0.00000

 7.	The amount of the current monthly distribution in respect of Class B Monthly
    Interest		$	7.80507

 8.	The amount of the current monthly distribution in respect of Class B
    Deficiency Amounts	$	0.00000

 9.	The amount of the current monthly distribution in respect of Class B
    Additional Interest	$	0.00000

10.	The amount of the current monthly distribution in respect of Collateral
    Monthly Interest	$	8.52646

11.	The amount of the current monthly distribution in respect of any accrued and
    unpaid Collateral Minimum Monthly Interest	$	0.00000

B.	Information Regarding the Performance of the Trust

 1.	Collection of Principal Receivables

(a)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the
    Class A Certificates	$	69,218,901.63

(b)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the
Class B Certificates	$	4,401,201.83

(c)	The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the
Excess Collateral	$	6,401,748.13

 2.	Principal Receivables in the Trust

(a)	The aggregate amount of Principal Receivables in the Trust as of the end of
the day on the last day of the related Monthly Period	$	9,621,946,661.32

(b)	The amount of Principal Receivables in the Trust represented by the Investor
Interest of Series 1999-C as of the end of the day on the last day of the
related Monthly Period	$	500,000,000.00

(c)	The amount of Principal Receivables in the Trust represented by the Series
1999-C Adjusted Investor Interest as of the end of day on the last day of
the related Monthly Period	$	500,000,000.00

(d)	The amount of Principal Receivables in the Trust represented by the Class A
Investor Interest as of the end of the day on the last day of the related
Monthly Period	$	432,500,000.00

(e)	The amount of Principal Receivables in the Trust represented by the Class A
Adjusted Investor Interest as of the end of day on the last day of the related
Monthly Period	$	432,500,000.00

(f)	The amount of Principal Receivables in the Trust represented by the Class B
Investor Interest as of the end of the day on the last day of the related
Monthly Period	$	27,500,000.00

(g)	The amount of Principal Receivables in the Trust represented by the Class B
Adjusted Interest as of the end of the day on the last day of the related
Monthly Period	$	27,500,000.00

(h)	The amount of Principal Receivables in the Trust represented by the
Collateral Interest Amount as of the end of the day on the last day of the
related Monthly Period.................	$		40,000,000.00

(i)	The amount of Principal Receivables in the Trust represented by the
Collateral Interest Adjusted Amount as of the end of the day on the last day of
the related Monthly Period............	$		40,000,000.00

(j)	The Floating Investor Percentage with respect to the related Monthly Period
   	5.1613%

(k)	The Class A Floating Allocation with respect to the related Monthly Period
   	86.50%

(l)	The Class B Floating Allocation with respect to the related Monthly Period
  		5.50%

(m)	The Collateral Floating Allocation with respect to the related Monthly
    Period		8.00%

(n)	The Fixed Investor Percentage with respect to the related Monthly Period N/A

(o)	The Class A Fixed Allocation with respect to the related Monthly Period		N/A

(p)	The Class B Fixed Allocation with respect to the related Monthly Period		N/A

(q)	The Collateral Fixed Allocation with respect to the related Monthly
    Period		N/A

3.	Delinquent Balances
The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly
Period:
	Aggregate	Percentage of
	Account	Total
	Balance	Receivables



	(a)	31 - 60 days 	      $	165,875,889.46    1.6912%
	(b)	61 - 90 days       	$	 98,103,517.56    1.0002%
	(c)	91 - or more days	  $	188,709,875.68    1.9240%
     	Total	             $	452,689,282.70    4.6155%

4. 	Investor Default Amount

(a)	The Aggregate Investor Default Amount for the related Monthly Period
    $	2,682,636.89

(b)	The Class A Investor Default Amount for the related Monthly Period
    $	2,320,480.91

(c)	The Class B Investor Default Amount for the related Monthly Period
    $	147,545.03

(d)	The Collateral Default Amount for the related Monthly Period	$	214,610.95

 5.	Investor Charge Offs

(a)	The aggregate amount of Class A Investor Charge Offs for the related Monthly
Period	$	0.00

(b)	The aggregate amount of Class A Investor Charge Offs set forth in 5(a) above
per $1,000 of original certificate principal amount	$	0.00

(c)	The aggregate amount of Class B Investor Charge Offs for the related Monthly
Period	$	0.00

(d)	The aggregate amount of Class B Investor Charge Offset forth in 5(c) above
per $1,000 of original certificate principal amount	$	0.00

(e)	The aggregate amount of Collateral Charge Offs for the related Monthly
Period	$	0.00

(f)	The aggregate amount of Collateral Charge Offs set forth in 5(e) above per
$1,000 of original certificate principal amount	$	0.00

(g)	The aggregate amount of Class A Investor Charge Offs reimbursed on the
Transfer Date immediately preceding this Distribution Date 	$	0.00

(h)	The aggregate amount of Class A Investor Charge Offs set forth in 5(g) above per $1,000 original certificate principal amount reimbursed on the Transfer Date
immediately preceding this Distribution Date	$	0.00

(i)	The aggregate amount of Class B Investor Charge Offs reimbursed on the
Transfer Date immediately preceding this Distribution Date 	$	0.00

(j)	The aggregate amount of Class B Investor Charge Offs set forth in 5(i) above per $1,000 original certificate principal amount reimbursed on the Transfer Date
immediately preceding this Distribution Date	$	0.00

(k)	The aggregate amount of Collateral Charge Offs reimbursed on the Transfer
Date immediately preceding this Distribution Date	$	0.00

(l)	The aggregate amount of Collateral Charge Offs set forth in 5(k) above per
$1,000 original certificate principal amount reimbursed on the Transfer Date
immediately preceding Distribution Date	$	0.00

 6.	Investor Servicing Fee

(a)	The amount of the Class A Servicing Fee payable by the Trust to the Servicer
for the related Monthly Period	$	315,364.58

(b)	The amount of the Class B Servicing Fee payable by the Trust to the Servicer
for the related Monthly Period	$	20,052.08

(c)	The amount of the Collateral Servicing Fee payable by the Trust to the
Servicer for the related Monthly Period	$	29,166.67

(d)	The amount of Servicer Interchange payable by the Trust to the Servicer for
the related Monthly Period	$	607,638.89

 7.	Reallocations

(a)	The amount of Reallocated Collateral Principal Collections with respect to
this Distribution Date	$	0.00

(b)	The amount of Reallocated Class B Principal Collections with respect to this
Distribution Date	$	0.00

(c)	The Collateral Interest as of the close of business on this Distribution
Date	$	40,000,000.00

(d)	The Collateral Interest Adjusted Amount as of the close of business on this
Distribution Date..................	$
	40,000,000.00

(e)	The Class B Investor Interest as of the close of business on this
Distribution Date	$	27,500,000.00

(f)	The Class B Adjusted Investor Interest as of the close of business on this
Distribution Date	$		27,500,000.00

(g)	The Class A Investor Interest as of the close of business on this
Distribution Date	$		432,500,000.00

(h)	The Class A Adjusted Investor Interest as of the close of business on this
Distribution Date	$	432,500,000.00

 8.	Collection of Finance Charge Receivables

(a)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Class A
Certificates	$	8,152,666.08

(b)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Class B
Certificates	$	518,377.60

(c)	The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the
Collateral Interest	$	754,003.80
9.	Principal Funding Account

(a)	The principal amount on deposit in the Principal Funding Account on the
related Transfer Date	$	0.00

(b)	The Accumulation Shortfall with respect to the related Monthly Period	$	0.00

(c)	The Principal Funding Investment Proceeds deposited in the Finance Charge
Account on the related Transfer Date to be treated as Class A Available Funds
$	0.00

(d)	The Principal Funding Investment Proceeds deposited in the Finance Charge
Account on the related Transfer Date to be treated as Class B Available Funds
$	0.00

10.	Reserve Account

(a)           Reserve Draw Amount	$	0.00

(b)	The amount of all or the portion of the Reserve Draw Amount deposited in the
Finance Charge Account on the related Transfer Date from the Reserve Account
$	0.00

11.	Available Funds

(a) 	The amount of Class A Available Funds on deposit in the Finance Charge
Account on the related Transfer Date	$	8,152,666.08

(b)	The amount of Class B Available Funds on deposit in the Finance Charge
Account on the related Transfer Date	$	518,377.60

(c)	The amount of Collateral Available Funds on deposit in the Finance Charge
Account on the related Transfer Date	$	754,003.80

12.	Portfolio Yield

 (a)	The Portfolio Yield (Note that this amount is calculated on a net basis)
     for the related Monthly Period		15.1201%


(b)	The Portfolio Adjusted Yield for the related Monthly Period		4.8344%


C.	Floating Rate Determinations

1. 	LIBOR for the Interest Period ending on this Distribution Date		5.26875%


Class A Certificate Rate		       5.51875%
Class B Certificate Rate		       5.76875%



					BANK OF AMERICA, NATIONAL
					ASSOCIATION (USA),
					(formerly known as Bank of America National Association)
					Transferor and Servicer


					By:  /s/ Margaret A. Sprude_____
						Name:  Margaret A. Sprude
						Title:    SVP & Chief Financial Officer